SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2015

B-MAVEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-176376	45-2808620
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

3272 Reynard Way San Diego, CA 92103
(Address including zip code and telephone number including area code of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

B-MAVEN, INC.

Form 8-K

Current Report

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

On April 30, 2015, the Corporation’s sole officer and director, Mr. Restituto S. Cenia, Jr. notified the Corporation of his intent to sell 100% of the Corporation’s common stock beneficially owned by him in a private transaction to Mr. Patrick Gosselin. As a result of the sale, Mr. Cenia, Jr., shall not longer be majority shareholder. Mr. Cenia, Jr., has further notified the Corporation that as part of this transaction he will resign and Mr. Gosselin shall be appointed as our new sole officer and director.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation

Effective April 30, 2015, Mr. Restituto S. Cenia, Jr. resigned as the current President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Sole Director of the Company.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment

On April 30, 2015, Mr. Patrick Gosselin was appointed to serve as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Sole Director, and Mr. Pearson accepted such appointment.

The biography for Mr. Gosselin is set forth below:

Patrick (Pat) Gosselin Pat’s talent and success in concepts are born out of a unique combination of hands on progressive experience and expertise in developing and implementing strategic objectives while creating business improvement processes and new business relationships. Applications include the analyzing of technical cost savings data, along with the negotiation, implementation and validation of detailed contracts. Pat has been called upon to consult and coach small business in a variety of different genres in the specific areas of project, expense and staff management, planning resource allocation, mediating disputes and sales.

Pat also has experience in facilitating M&A activities and sales along with an expert understanding of Merchant Services across North America’s markets.  Most recently over the past 5 years, Pat spearheaded the creation of Pure Snax, and coordinated the stringent approval process of Xylitol for use in peanut and tree nut free manufacturing facilities securing the ability to use Xylitol in a large scale manufacturing environment.  He also established the framework for sales and distribution of healthy snacks and food products throughout North America through setting up an EDI portal, GS1 compliant barcodes and systems, and developing several key relationships.  In his current role, Pat is in the midst of taking public a healthy snack business through a reverse merger with a U.S. based corporation.

In his younger formative years, Pat had a prolific baseball career as a member of Championship winning teams between 1986 and 1990.  He became a member of Baseball Canada’s junior team in 1990 and was ultimately drafted by the Pittsburgh Pirates in 1993.  After a short stint in the minor leagues, Pat returned to school to complete his formal education. A graduate with a degree in Arts and Psychology from the University of Sherbrooke, Mr. Gosselin is fluent in English and French.

 Family Relationships

Mr. Gosselin is not related to any Officer or Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B-Maven, Inc.
Date: April 30, 2015	By: /s/ Patrick Gosselin
Patrick Gosselin
President, Chief Executive Officer, Chief Financial Officer, and Sole Director

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